UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2007

SOLAR THIN FILMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19404	95-4359228
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

25 Highland Boulevard, Dix Hills, New York 11746
(Address of principal executive offices)

(516) 417-8454
(Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On August 3, 2007, Solar Thin Films, Inc. (the “Company”) entered into a share purchase agreement with Fraser European, Ltd. (the “Share Purchase Agreement”) whereby the Company acquired the remaining outstanding shares of its now wholly owned subsidiary Kraft Electronikai Zrt (“Kraft”). Commencing in March 2006 through June 2006, the Company entered into securities purchase agreements with shareholders of Kraft that together owned 95.5% of the equity interest in Kraft. Pursuant to the terms of the Share Purchase Agreement, the Company acquired 225 shares of Kraft, which constituted the remaining 4.5% in exchange for 1,575,000 shares of the Company’s common stock for the remaining 225 shares of Kraft.

The foregoing summary is qualified in its entirety by the full text of the Share Purchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference.

Exhibit No.	Exhibit Name

10.1	Share Purchase Agreement dated August 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR THIN FILMS, INC.

Dated: August 11, 2007	By:	/s/ Peter Lewis
Name: Peter Lewis
Title: Chief Executive Officer